SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  ---------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 1998
                                               (February 17, 1998)
                                              --------------------

                      GLENBOROUGH REALTY TRUST INCORPORATED
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Maryland                         001-14162                   94-3211970
---------------                    --------------             -----------------
(State or other                     (Commission                 (IRS Employer
jurisdiction of                     File Number)                 I.D. Number)
incorporation)


        400 South El Camino Real, Ste. 1100, San Mateo, California 94402
                    (Address of principal executive offices)

       Registrant's Telephone number, including area code: (650) 343-9300
                                                            -------------



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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

On February 17, 1998, post-closing contingencies were satisfied for the completion of the acquisition by the Company's Operating Partnership of a 99% limited partnership interest in GRC Airport Associates, a California limited partnership ("GRCAA") whose sole asset is a property (the "Property") located in San Bruno, California, which is leased in its entirety to a parking lot operator (the "Operator") that services patrons of the San Francisco/Oakland International Airport. The remaining 1% interest in GRCAA is held by Glenborough Corporation as general partner. Subject to rescission based on certain post-closing contingencies, the Operating Partnership acquired the GRCAA interest on December 12, 1997. The consideration for the acquisition was comprised of (i) $14.1 million in the form of 433,362 limited partnership units in the Operating Partnership ("OP Units") and 72,564 shares of the Company's Common Stock, based on an agreed per unit and per share value of $27.869, which was the average closing price of the Company's stock as traded on the New York Stock Exchange for the ten business days ending December 12, 1997, and (ii) the balance in cash, for a total value of $14,256,947. The recipients of OP Units received rights to redeem their interests after a one-year holding period, and registration rights that will apply if the OP Units are redeemed with stock of the Company. The stock issued in the transaction will be registered pursuant to a re-sale shelf registration statement on Form S-3.

On February 17, 1998, the Property was sold to an unaffiliated third party for a price of $24 million, $2 million of which is conditioned on the purchaser's success in its efforts to purchase the Operator's leasehold interest. If this sale had not been completed, the Operating Partnership's acquisition of the
GRCAA interest would have been subject to rescission by the Operating Partnership. The proceeds from the sale of the Property were deposited into a deferred exchange account and the Company intends that such proceeds will be applied to the acquisition of a replacement property by GRCAA on a tax-deferred basis pursuant to Section 1031 of the Internal Revenue Code.

If the purchaser is successful in its efforts to purchase the Operator's leasehold interest and the Operating Partnership collects the additional $2 million, then the Company will pay $2 million of additional consideration to the former partners of GRCAA in the form of either (at the option of such former partners) cash, OP Units or stock.

The persons from whom the limited partner interests in GRCAA were acquired by the Operating Partnership include Robert Batinovich, the Company's Chairman and Chief Executive Officer (who received 56,439 OP Units) and Glenborough Partners, in which Robert Batinovich holds an approximate 20% interest (which received 112,877 OP Units). In addition, Glenborough Corporation received 60,061 OP Units. By virtue of common stock holdings in Glenborough Corporation, two executive officers of the Company each received indirect beneficial ownership of 601 of the OP Units received by Glenborough Corporation.


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Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (a)&(b) FINANCIAL STATEMENTS

                      None

              (c)     EXHIBITS

                      None


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                      GLENBOROUGH REALTY TRUST INCORPORATED



                   By: Glenborough Realty Trust Incorporated,





Date: March 3, 1998                    /s/ Terri Garnick
                                       Terri Garnick
                                       Senior Vice President,
                                       Chief Accounting Officer,
                                       Treasurer
                                       (Principal Accounting Officer)

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